Exhibit 99.1

FOR IMMEDIATE RELEASE

July 31, 2018

Quality Systems, Inc. Reports Fiscal 2019 First Quarter Results

IRVINE, Calif. – (BUSINESS WIRE) – Quality Systems, Inc. (QSII), known to its clients as NextGen Healthcare, announced today its fiscal 2019 first quarter ended June 30, 2018 operating results.

"We are pleased with continuing progress executing our plan, as illustrated by our team’s delivery of another solid performance in the first quarter of fiscal 2019 with revenue and EPS in-line with our expectations. Most importantly, we saw continued momentum in quarterly bookings with first quarter bookings up 23% year over year, which marks our second consecutive quarter of growth. Based on these results, we remain confident in the current year guidance and committed to our multi-year growth targets,” commented Rusty Frantz, president and chief executive officer of NextGen Healthcare.

Fiscal 2019 First Quarter Highlights

As a result of the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (“ASC 606”), the GAAP comparisons below compare fiscal 2019 first quarter results under ASC 606 to the fiscal 2018 first quarter results under ASC 605. A reconciliation of fiscal 2019 first quarter results from ASC 606 to ASC 605 can be found in the tables at the end of the press release.

On a GAAP basis, revenue for the fiscal 2019 first quarter of $133.2 million compared to $130.9 million a year-ago. On a pro forma basis under ASC 605, revenue for the fiscal 2019 first quarter was also $133.2 million.

On a GAAP basis, net income for the fiscal 2019 first quarter was $2.6 million, compared with net income of $3.9 million in the fiscal 2018 first quarter. On a pro forma basis under ASC 605, net income for the fiscal 2019 first quarter was $1.7 million.

On a GAAP basis, fully diluted net income per share was $0.04 in the fiscal 2019 first quarter compared with earnings per share of $0.06 for the same period a year ago.  On a non-GAAP basis, fully diluted earnings per share for the fiscal 2019 first quarter was $0.19 versus $0.17 reported in the first quarter a year ago. On a pro forma non-GAAP basis under ASC 605, fully diluted earnings per share for the fiscal 2019 first quarter was $0.18.

Fiscal 2019 Financial Outlook

The company is reiterating its outlook for fiscal 2019 and expects:

•	Revenue of between $532 million and $548 million
•	Non-GAAP EPS of between $0.70 and $0.78

Conference Call Information

NextGen Healthcare will host a conference call to discuss its fiscal 2019 first quarter results on Tuesday, July 31, 2018 at 5:00 PM ET (2:00 PM PT). Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 866-750-8947 or 720-405-1352 for international callers, and referencing participant code 2995586 approximately 15 minutes prior to the call. A live webcast of the conference call will be available on the investor relations section of the company’s web site and an audio file of the call will also be archived for 90 days at investor.qsii.com. After the conference call, a replay will be available until August 14, 2018 and can be accessed by dialing 800-585-8367 or 404-537-3406 for international callers, and referencing participant code 2995586.

2018 Analyst Day Meeting

The Company will host an Analyst Day Meeting on Friday, September 7, 2018 at 9:00 AM ET in New York, NY. To RSVP or for further information, please contact Jordan Kohnstam at Jordan.Kohnstam@westwicke.com or 443-450-4189.

About Quality Systems, Inc.

Quality Systems, Inc., known to its clients as NextGen Healthcare, provides a range of software, services, and analytics solutions to medical and dental group practices. The company's portfolio delivers foundational capabilities to empower physician success, enrich the patient care experience, and enable the transition to value-based healthcare. Visit www.qsii.com and www.nextgen.com for additional information.

Media Contact:
Jennifer Cohen, 949-255-2600x74334
jecohen@nextgen.com

or

Investor Contact:

Westwicke Partners

Bob East or Asher Dewhurst

Westwicke Partners

443-213-0500

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; uncertainties related to the future impact of U.S. tax reform; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than Quality Systems, which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, restructuring costs, net securities litigation defense costs and settlement, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes. The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations.

The normalized non-GAAP tax rate applied to fiscal year 2019 was 22.0%, compared to 30.5% for fiscal year 2018, which was updated as a result of the enactment of the new tax reform legislation on December 22, 2017. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, net securities litigation defense costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

TABLE #1

QUALITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2018	2017
Revenues:
Recurring	$120,007	$119,178
Software, hardware, and other non-recurring	13,193	11,744
Total revenues	133,200	130,922
Cost of revenue:
Recurring	48,153	48,458
Software, hardware, and other non-recurring	7,154	6,040
Amortization of capitalized software costs and acquired intangible assets	6,544	4,671
Total cost of revenue	61,851	59,169
Gross profit	71,349	71,753
Operating expenses:
Selling, general and administrative	44,636	42,977
Research and development costs, net	22,128	19,989
Amortization of acquired intangible assets	1,168	2,047
Total operating expenses	67,932	65,013
Income from operations	3,417	6,740
Interest income	29	9
Interest expense	(730)	(677)
Other income (expense), net	374	(22)
Income before provision for income taxes	3,090	6,050
Provision for income taxes	442	2,154
Net income	$2,648	$3,896
Net income per share:
Basic	$0.04	$0.06
Diluted	$0.04	$0.06
Weighted-average shares outstanding:
Basic	64,019	62,636
Diluted	64,054	62,643

TABLE #2

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	June 30, 2018	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$26,544	$28,845
Restricted cash and cash equivalents	7,520	2,373
Accounts receivable, net	86,064	84,962
Contract assets	10,448	—
Inventory	161	180
Income taxes receivable	7,677	8,122
Prepaid expenses and other current assets	17,397	17,180
Total current assets	155,811	141,662
Equipment and improvements, net	26,567	26,795
Capitalized software costs, net	28,846	26,318
Deferred income taxes, net	6,249	9,219
Contract assets, net of current	2,768	—
Intangibles, net	68,636	74,091
Goodwill	218,875	218,875
Other assets	27,383	18,795
Total assets	$535,135	$515,755
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,133	$4,213
Contract liabilities	52,196	54,079
Accrued compensation and related benefits	17,567	27,910
Income taxes payable	111	73
Other current liabilities	62,067	48,317
Total current liabilities	135,074	134,592
Contract liabilities, net of current	—	1,173
Deferred compensation	5,937	6,086
Line of credit	44,000	37,000
Other noncurrent liabilities	13,232	13,494
Total liabilities	198,243	192,345
Commitments and contingencies
Shareholders' equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 64,220 and 63,995 shares at June 30, 2018 and March 31, 2018, respectively	642	640
Additional paid-in capital	247,374	244,462
Accumulated other comprehensive loss	(899)	(400)
Retained earnings (1)	89,775	78,708
Total shareholders' equity	336,892	323,410
Total liabilities and shareholders' equity	$535,135	$515,755

(1)	Includes cumulative effect adjustment related to the adoption of ASC 606.

TABLE #3

QUALITY SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended June 30,
	2018	2017
Income before provision for income taxes - GAAP	$3,090	$6,050
Non-GAAP adjustments:
Acquisition costs, net	1,634	549
Amortization of acquired intangible assets	5,456	5,448
Amortization of deferred debt issuance costs	177	269
Securities litigation defense costs, net of insurance	279	446
Share-based compensation	3,116	2,041
Other non-run-rate expenses*	1,948	263
Total adjustments to GAAP income before provision for income taxes:	12,610	9,016
Income before provision for income taxes - Non-GAAP	15,700	15,066
Provision for income taxes	3,454	4,595
Net income - Non-GAAP	$12,246	$10,471
Diluted net income per share - Non-GAAP	$0.19	$0.17
Weighted-average shares outstanding (diluted):	64,054	62,643

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE UNDER ASC 605

Income before provision for income taxes - Non-GAAP	15,700
Adjustments due to adoption of ASC 606	(1,191)
Income before provision for income taxes - Non-GAAP under ASC 605	14,509
Provision for income taxes	3,192
Net income - Non-GAAP under ASC 605	$11,317
Diluted net income per share - Non-GAAP under ASC 605	$0.18
Weighted-average shares outstanding (diluted):	64,054

* Other non-run-rate expenses for the three months ended June 30, 2018 consist primarily of severance and other employee-related costs not related to core operations. Other non-run-rate expenses for the three months ended June 30, 2017 consist primarily of professional services costs not related to core operations.

We adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (“ASC 606”) and all related amendments as of April 1, 2018 using the modified retrospective method for all contracts not completed as of the date of adoption. Results for reporting periods beginning after April 1, 2018 are presented under ASC 606, while prior period comparative information has not been adjusted and continue to be reported under the accounting standards in effect for those prior periods. We have also implemented changes to our processes, policies, and internal controls over financial reporting to address the impacts of the new revenue recognition standard on our consolidated financial statements and related disclosures.

The adjustments to reflect the cumulative effect of the changes to the balances of our previously reported consolidated balance sheet as of March 31, 2018 for the adoption of ASC 606 are summarized as follows:

TABLE #4 – ASC 606 CUMULATIVE EFFECT ADJUSTMENT

	As Reported	ASC 606 Transition	Adjusted
	March 31, 2018	Adjustments	April 1, 2018
ASSETS
Accounts receivable, net	$84,962	$2,380	$87,342
Contract assets	—	13,446	13,446
Prepaid expenses and other current assets	17,180	(223)	16,957
Deferred income taxes, net	9,219	(2,884)	6,335
Contract assets, net of current	—	2,731	2,731
Other assets	18,795	6,679	25,474

LIABILITIES
Contract liabilities	54,079	4,174	58,253
Accrued compensation and related benefits	27,910	745	28,655
Other current liabilities	48,317	9,964	58,281
Contract liabilities, net of current	1,173	(1,173)	—

SHAREHOLDERS' EQUITY
Retained earnings	78,708	8,419	87,127

The impact of the adoption of ASC 606 on our consolidated balance sheet and consolidated statements of net income and comprehensive income as of and for the three months ended June 30, 2018, assuming that the previous revenue recognition guidance in ASC 605 had been in effect, is summarized as follows:

TABLE #5 – ASC 606 IMPACT OF ADOPTION – BALANCE SHEET

	June 30, 2018
	As reported under	Adjustments due to	As disclosed under
	ASC 606	adoption of ASC 606	ASC 605
ASSETS
Accounts receivable, net	$86,064	$6,685	$92,749
Contract assets	10,448	(10,448)	—
Income taxes receivable	7,677	246	7,923
Prepaid expenses and other current assets	17,397	344	17,741
Deferred income taxes, net	6,249	2,884	9,133
Contract assets, net of current	2,768	(2,768)	—
Other assets	27,383	(7,703)	19,680

LIABILITIES
Contract liabilities	52,196	6,241	58,437
Accrued compensation and related benefits	17,567	(158)	17,409
Other current liabilities	62,067	(8,658)	53,409
Contract liabilities, net of current	—	1,179	1,179

SHAREHOLDERS' EQUITY
Retained earnings	89,775	(9,364)	80,411

TABLE #6 – ASC 606 IMPACT OF ADOPTION – INCOME STATEMENT

	Three Months Ended June 30, 2018
	As reported under	Adjustments due to	As disclosed under
	ASC 606	adoption of ASC 606	ASC 605
Revenues:
Subscription services	$28,328	$(1,575)	$26,753
Support and maintenance	41,248	(698)	40,550
Managed services	26,270	3,033	29,303
Electronic data interchange and data services	24,161	(73)	24,088
Total recurring revenues	120,007	687	120,694
Software license and hardware	7,443	(567)	6,876
Other non-recurring services	5,750	(74)	5,676
Total software, hardware, and other non-recurring revenues	13,193	(641)	12,552
Total revenue	133,200	46	133,246
Total cost of revenue	61,851	40	61,891
Gross profit	71,349	6	71,355
Operating expenses:
Selling, general and administrative	44,636	1,197	45,833
Research and development costs, net	22,128	—	22,128
Amortization of acquired intangibles	1,168	—	1,168
Total operating expenses	67,932	1,197	69,129
Income from operations	3,417	(1,191)	2,226
Interest and other income, net	(327)	—	(327)
Income before provision for income taxes	3,090	(1,191)	1,899
Provision for income taxes	442	(246)	196
Net income	$2,648	$(945)	$1,703

The following table presents our revenues disaggregated by our major revenue categories and by occurrence on a pro forma basis under ASC 605:

TABLE #7 – PRO FORMA REVENUES UNDER ASC 605

	Three Months Ended,
	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018
Recurring revenues:
Subscription services	$25,575	$26,788	$26,596	$27,366	$26,753
Support and maintenance	41,116	41,693	40,362	40,634	40,550
Managed services	29,175	27,962	28,903	27,271	29,303
Electronic data interchange and data services	23,312	22,998	23,136	23,327	24,088
Total recurring revenues	119,178	119,441	118,997	118,598	120,694

Software, hardware, and other non-recurring revenues:
Software license and hardware	7,420	8,853	7,759	9,985	6,876
Other non-recurring services	4,324	4,313	4,959	7,192	5,676
Total software, hardware and other non-recurring revenues	11,744	13,166	12,718	17,177	12,552

Total revenues	$130,922	$132,607	$131,715	$135,775	$133,246

Effective April 1, 2018, in addition to the adoption of ASC 606, we changed the presentation of revenue on our consolidated statements of comprehensive income. The following table presents a mapping of our revenues as previously reported and on a pro forma basis under ASC 605:

TABLE #8 – IMPACT OF INCOME STATEMENT RECLASSIFICATION

	Three Months Ended,
	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018
Revenues:
Software license and hardware - As previously reported	$12,800	$14,267	$13,131	$15,378	$12,388
Annual licenses - reclassified to 'Subscription services'	(5,380)	(5,414)	(5,372)	(5,393)	(5,512)
Software license and hardware	7,420	8,853	7,759	9,985	6,876

Software related subscription services - As previously reported	23,906	24,988	24,690	25,963	25,622
Annual licenses - reclassified from 'Software license and hardware'	5,380	5,414	5,372	5,393	5,512
Managed cloud services - reclassified to 'Managed services'	(3,711)	(3,614)	(3,466)	(3,990)	(4,381)
Subscription services	25,575	26,788	26,596	27,366	26,753

Revenue cycle management and related services - As previously reported	21,403	21,002	21,922	19,669	21,323
Managed cloud services - reclassified from 'Software related subscription services'	3,711	3,614	3,466	3,990	4,381
Transcription and other recurring services - reclassified from 'Professional services'	4,061	3,346	3,515	3,612	3,599
Managed services	29,175	27,962	28,903	27,271	29,303

Professional services - As previously reported	8,385	7,659	8,474	10,804	9,275
Transcription and other recurring services - reclassified to 'Professional services'	(4,061)	(3,346)	(3,515)	(3,612)	(3,599)
Other non-recurring services	4,324	4,313	4,959	7,192	5,676